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                                                                   EXHIBIT 10.35

                           AMENDED AND RESTATED LEASE

      This Lease, made and entered into this 16th day of November, 2000, by and between the Inhabitants of the Town of Carrabassett Valley, a body corporate under the laws of the State of Maine (the "TOWN"), and Sugarloaf Mountain Corporation, a corporation existing under the laws of the State of Maine, whose address is Route 27, Carrabassett Valley, Maine ("LESSEE"), and amends and restates in its entirety that certain Lease entered into by and between the TOWN and Mountain Greenery, dated September 10, 1984, which lease was assigned from Mountain Greenery to LESSEE on or about June 3, 1987.

                                   WITNESSETH:

      That for and in consideration of the rent to be paid by LESSEE and the other consideration given by the LESSEE herein, the transfer of certain real and personal property (the "Other Assets") by LESSEE to the TOWN, the obtaining by LESSEE of the releases or subordination of liens in the Other Assets, and for other good and valuable consideration, the TOWN hereby leases to the LESSEE, and LESSEE takes and leases in an "as is" condition from the TOWN, the real and personal property described and shown on the attachment labeled EXHIBIT A and made a part hereof.

      Said leased property, real and personal, shall hereinafter be referred to as the "Premises."

      TO HAVE AND TO HOLD the same Premises unto LESSEE, subject to the conditions and covenants herein contained, for the term hereinafter specified.

      The parties hereto further agree as follows:

                                    ARTICLE I

                                  TERM OF LEASE

      The initial term ("Term") of this lease shall be for a term of 23 years, commencing the 16th day of November, 2000, and terminating at midnight on the 16th day of November, 2023.

                                   ARTICLE II

                                 OPTION TO RENEW

      Provided that no Event of Default by LESSEE then exists under the terms of this Lease, LESSEE shall be entitled to renew the term hereof for one (1) additional period of ten (10) years (the "Renewal Term") by giving written notice (the "Renewal Notice") to the Town, in accordance with the terms of this Lease, at least ten (10) months prior to the

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expiration of the Term hereof. If LESSEE gives a Renewal Notice, this Lease shall continue in full force and effect until the expiration of the Renewal
Term.

                                   ARTICLE III

                            TERMINATION; HOLDING OVER

      A. TERMINATION. Unless renewed pursuant to Article II, this Lease shall terminate at the end of the Term without the necessity of any notice. LESSEE shall, at its expense, at the expiration of the Term, or Renewal Term, if applicable, or any earlier termination of this Lease, (a) promptly surrender to the TOWN possession of the Premises in good order and repair (ordinary wear and tear excepted), (b) remove therefrom the LESSEE's goods and effects and any machinery, trade fixtures and equipment which are not owned by the TOWN, and (c) repair any damage to the Premises caused by such removal. In addition, at the expiration or earlier termination of this Lease, LESSEE shall continue to allow the TOWN to use the clubhouse located near the Premises and used in connection therewith for a period of one (1) year (during the golf season only) upon payment by the TOWN to LESSEE of the fair rental value thereof.

      B.    HOLDING OVER.

            (i) WITH CONSENT. If LESSEE shall be in possession of the Premises after the expiration of the Term, or Renewal Term, if applicable, or any earlier termination of this Lease, after obtaining the TOWN's written consent to such continued occupancy, such occupancy shall be deemed to be under a month-to-month tenancy, which shall continue until either party hereto notifies the other in writing, by at least fifteen (15) days, that the notifying party elects to terminate such occupancy at the end of such fifteen (15) day period, in which event such occupancy shall so terminate, and the rent due shall equal one hundred twenty-five percent (125%) of the rent for the lease year during which expiration of the Term, or Renewal Term, if applicable, or earlier termination occurs.

            (ii) WITHOUT CONSENT. If LESSEE continues to occupy the Premises after the expiration of the Term, or Renewal Term, if applicable, or any earlier termination of this Lease, without having obtained the TOWN's written consent to such continued occupancy, then, without altering or impairing any of the TOWN's rights under this Lease or applicable law or implying any right to remain in possession, LESSEE hereby agrees to pay to the TOWN as rent for the Premises until the LESSEE surrenders possession of the Premises to the TOWN, a sum equaling two hundred percent (200%) of the amount of the rent for the lease year during which

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                  expiration of the Term, or Renewal Term, if applicable, or earlier termination occurs.

                                   ARTICLE IV

                            PURPOSE AND IMPROVEMENTS

      LESSEE shall use the Premises for the operation and maintenance of a public golf facility and appurtenances, and the Premises shall be used only for such purposes unless consent to some other use is obtained from the TOWN in writing in the TOWN's sole discretion. LESSEE shall use commercially reasonable efforts to keep the golf course on the Premises open during the golf season, weather permitting. The parties acknowledge that the typical golf season runs from April 15 through November 15, subject to weather conditions.

      A. MAINTENANCE. LESSEE shall maintain all portions of the Premises, including but not limited to the maintenance garages comprising a portion of the Premises, in first class quality, and to perform, at its sole expense (except as otherwise provided herein), all repairs and improvements to the Premises necessary to carry out the foregoing. Notwithstanding the foregoing, the costs of Extraordinary Maintenance, as hereafter defined, shall be paid from an account (the "Capital Reserve Account") to be established by the TOWN, all funds in which Capital Reserve Account shall be the exclusive property of the TOWN. Beginning after the expiration of the first three years of the Term, and each and every year thereafter for the balance of the Term, each of the TOWN and LESSEE shall contribute $15,000 annually to the Capital Reserve Account, such contributions to be made on or before April 15 in each and every year. If LESSEE sends a Renewal Notice, as provided in Article II, the Town and the LESSEE shall agree in good faith on the amount of annual contributions to be made by each of them during the Renewal Term.

      "Extraordinary Maintenance" shall be defined as any single incident of golf course maintenance costing in excess of $25,000 (the "Base Maintenance Amount") during the first year of the Term. Beginning in the second year of the Term, and during each and every year of the Term and Renewal Term thereafter, the Base Maintenance Amount shall be adjusted based on changes in the Consumer Price Index from year to year, with the base Consumer Price Index being that in effect on the date of this Lease. To the extent that the cost of any such maintenance project exceeds $25,000, as adjusted, then any such cost in excess of $25,000, as adjusted, shall be paid by the Town solely from funds contained in the Capital Reserve Account related. In the event that there are insufficient funds in the Capital Reserve Account to pay such cost, then to the extent of such insufficiency, the cost shall be shared equally by the TOWN and LESSEE. Payments from the Capital Reserve Account shall be made to LESSEE within 5 business days of invoice.

      B. LESSEE'S WORK. LESSEE shall cause to be performed all work on the Premises referred to in EXHIBIT B attached hereto, and such other work as may be

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approved by the TOWN. All such work shall be performed in good and workmanlike manner, with contractors approved by the TOWN (such approval not to be unreasonably withheld, conditioned or delayed). Other than improvements listed in EXHIBIT B, LESSEE shall not make any material alterations, additions or improvements to the Premises without first obtaining the TOWN's written consent, which consent will not be unreasonably withheld, conditioned or delayed. For purposes of the foregoing, a material alteration, addition or improvement shall be any item with a cost in excess of $25,000. LESSEE shall hold the TOWN harmless from any and all costs incurred on account of any work performed on the Premises, other than those which are payable from the Capital Reserve Account.

      LESSEE shall (a) within 30 days after it is filed or claimed, have released (by bonding or otherwise) any mechanics', materialman's or other lien filed or claimed against any or all of the Premises, by reason of labor or materials provided for LESSEE or any of its contractors or subcontractors, or otherwise arising out of LESSEE's use or occupancy of the Premises, and (b) defend, indemnify and hold harmless the TOWN against and from any and all liability, claim of liability or expense (including, by way of example rather than of limitation, that of reasonable attorneys' fees) incurred by the TOWN on account of any such lien or claim.

      C. NON-DISCRIMINATION. The LESSEE agrees that the portions of the Premises open to the public (together with access thereto for purposes of using the Premises) shall be equally available to all adult members of the public without discrimination. Any discrimination by the LESSEE in the dispensing of food and beverage as provided for herein or in the use of any golf facility hereinabove described on grounds of race, sex, religion or national origin shall be deemed to be a breach of this Lease. It is understood and agreed that seasonal memberships shall not constitute a breach of this agreement nor do preferred arrangements for members.

      The LESSEE agrees that it will not discriminate against any employee or applicant for employment, to be employed in the operation of the Premises or the performance of this Lease with respect to his or her hire, tenure, terms, conditions or privileges because of age, except when based on a bona fide occupational qualification or because of race, sex, religion or national origin. LESSEE understands that any such discrimination shall be deemed to be a breach of this Lease.

                                    ARTICLE V

                                   [RESERVED]

                                   ARTICLE VI

                             RENT; LETTER OF CREDIT

      A. BASE RENT. During the Term of this Lease, LESSEE covenants and agrees to pay to the Town annual base rent ("Base Rent") equal to all principal, interest and

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other payments (such other payments to be in amounts previously approved by
LESSEE) incurred by the TOWN in connection with any municipal bond financing(s) entered into by the TOWN after the date hereof and prior to November 1, 2001 for improvements to the Golf Course (provided that all such amounts have promptly been made available to LESSEE for such improvements), plus the sums set forth on EXHIBIT C attached hereto. The TOWN shall notify LESSEE as soon as reasonably possible of such amounts. Payments equal to 1/2 of the annual Base Rent due for the year in question shall be made semi-annually on the 15th day of April and October.

      The Base Rent shall be adjusted during the Renewal Term, if any, based on the average Base Rent for fourth through twentieth years of the Term, adjusted for changes in the Consumer Price Index ("CPI") since the date of this Lease, with the CPI on the date hereof being considered the base CPI for purposes of calculating the change in CPI over the Term.

      B. ADDITIONAL RENT. In addition to Base Rent, LESSEE shall pay all costs and expenses in connection with the operation, maintenance (excluding Extraordinary Maintenance, as defined in Article IV A hereof) and repair of the Premises, including but not limited to, real and personal property taxes, plowing, mowing, seeding and all other costs and expenses related to the Premises.

      C. CAPITAL RESERVE ACCOUNT. In addition to base rent and additional rent, LESSEE shall pay into the Capital Reserve Account the amounts referred to in
Article IV.

      D. LETTER OF CREDIT. Simultaneously with the execution of this Lease, and continuously during the Term hereof, LESSEE shall provide to the TOWN a letter of credit in favor of the TOWN, which shall be renewed from time to time (but no more often than annually) in order to comply with this paragraph, and shall be maintained in effect throughout the Term and any Renewal Term of this Lease. The letter of credit shall be issued by Fleet National Bank or other bank reasonably acceptable to the TOWN, shall be available to be drawn on by the TOWN upon an Event of Default by LESSEE under this Lease, and shall otherwise be upon terms and conditions as reasonably acceptable to the TOWN in writing, and at any point in time during the term of this Lease, shall be in an amount not less than the total Base Rent due hereunder for the eighteen (18) month period next following any such point in time, less amount of any payments for such time period as listed on Exhibit C. The letter of credit shall otherwise be on terms and conditions acceptable to the TOWN in its reasonable discretion.

                                   ARTICLE VII

                             QUALITY OF GOLF COURSE

      LESSEE shall have sole possession of, and responsibility for, maintenance (except "Extraordinary Maintenance") of, the Premises, including all improvements constructed thereon.

      The TOWN, from time to time, at its sole election, may cause the USGA or another outside party reasonably acceptable to LESSEE, inspect and report on the status and condition of the Premises, and recommendations relating to the same, and its use and status as a first class golf course, such inspections to be paid for by LESSEE, provided that LESSEE shall be obligated to pay for such inspections not more frequently than once every two (2) years.

      The TOWN shall advise the LESSEE in writing of any material deficiency in the maintenance of the Premises, as reported by such outside party. LESSEE shall diligently commence efforts to correct all such deficiencies promptly upon receipt of written request thereof from the TOWN, and shall complete such correction within 45 days of such notice. If such deficiencies are of a nature as cannot reasonably be corrected within such 45-day period, LESSEE shall commence the correction of such deficiency within said 45 day period and shall diligently pursue the correction of such deficiency. LESSEE may propose to the TOWN a different time period to cure any such deficiency, but such different time period shall not become the applicable time period without the written consent of the TOWN, which consent shall not be unreasonably withheld, conditioned or delayed. The cost to correct any deficiency (or group of deficiencies identified as part of the same inspection) caused by LESSEE's negligence in the operation of the Premises shall be paid for by LESSEE. The cost to correct all other deficiencies (or group of deficiencies identified as part of the same inspection) shall be paid for from the funds in the Capital Reserve Account.

                                  ARTICLE VIII

                                    OPERATION

      A. DISCOUNTED RATES. The parties acknowledge that LESSEE shall have the right to determine and set the fees charged for golf play on the Premises. The parties further acknowledge that LESSEE has historically offered discounts off its standard rates to residents and taxpayers of the Town of Carrabassett Valley for play during off-peak periods. LESSEE shall, during the Term and any Renewal Term of this Lease, continue to offer similar discounts and programs to residents and taxpayers of the Town of Carrabassett Valley for play during off-peak periods.

      B. COMPLIANCE WITH LAW. In its operation of the Premises, LESSEE shall observe all applicable federal, state and municipal laws, regulations and ordinances and shall take such actions as may be necessary to the protection of health, safety and well-being of the public.

      LESSEE and American Skiing Company shall jointly and severally defend, protect, indemnify and save harmless the TOWN, its successors and assigns, from and against any and all liabilities, claims, demands, losses, costs, expenses (including attorneys' fees and costs) and causes of action of any nature whatsoever arising out of or related to any breach or violation of this Article VIII B.

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      C. FOOD SERVICE REGULATIONS. LESSEE shall, at its expense, meet the requirements of local and state health departments covering the handling and dispensing of food and beverages. Adequate toilet facilities shall be provided at acceptable locations on the golf course and at the clubhouse. Refuse and waste materials shall be handled as required by applicable state and local laws, ordinances and regulations.

      D. PERMITS. LESSEE agrees to procure, at its expense, all meters and permits necessary for making connections and continuing utility services, and for conducting all operations relating to the Premises.

      E. GOLF TOURNAMENTS. For purposes of promoting the facility, the TOWN may from time to time join with the LESSEE in holding major golf tournaments of State and National significance.

      F. WINTER USAGE. LESSEE agrees that off-season usage of Premises (excepting the clubhouse, and greens area) by the public in conjunction with the touring trail system of the Carrabassett Valley Touring Center for snow shoeing, cross country skiing, and hiking will be permitted. Notwithstanding the foregoing, no mechanized grooming of the Premises shall occur without the prior written consent of the TOWN and LESSEE.

                                   ARTICLE IX

                                    INSURANCE

      During the Term and any Renewal Term of this Lease, LESSEE shall procure and keep in force, or shall, where appropriate, require LESSEE's contractors and subcontractors to procure and keep in force, the following insurances, with companies acceptable to the TOWN:

      A. Workers' compensation insurance, sufficient to meet State of Maine statutory requirements, including employers liability coverage, protecting all employees of LESSEE and employees of its contractors or subcontractors during the Term and any Renewal Term of this Lease.

      B. Comprehensive general liability insurance, including property, with limits, as to bodily injury liability, of $1,000,000.00 for each occurrence and $2,000,000.00 in the aggregate and, as to property damages liability of $1,000,000.00 for each occurrence and $2,000,000.00 in the aggregate. Insurance policies required by this paragraph shall name LESSEE as an Insured and the TOWN (as Landlord and Lessor) as an additional Insured. Such insurance shall be made effective prior to the beginning of the Term of this Lease and shall remain in effect during the entire Term and any Renewal Term of this Lease.

      C. Comprehensive automobile liability insurance with limits, as to bodily injury liability, of $1,000,000.00 for each person and $1,000,000.00 for each occurrence. Such insurance shall be made effective prior to the beginning of the initial term of this Lease and shall remain in effect during the entire term of this Lease.

      D. If LESSEE fails to obtain or timely renew any insurance policy required herein, the TOWN may obtain or renew such policy and LESSEE shall promptly reimburse the TOWN for all costs associated with the same.

      E. LESSEE agrees that thirty (30) days notice in writing shall be given the TOWN in the event of cancellation, non-renewal, termination or material change in any insurance policy required hereunder.

      Duplicate originals or certificates of all insurance policies required hereunder shall be delivered to the TOWN prior to occupation of the Premises by LESSEE. Copies of all renewal certificates shall be delivered to the TOWN upon request. The entire amount collected for losses under any fire and extended coverage policies shall be made available to repair, restore, or rebuild the damage to the Premises. Any excess portion of the insurance fund remaining after the cost of repairs, rebuilding or restoration is paid, shall be paid to the LESSEE. In the event the insurance fund is insufficient to cover the cost of repairs, rebuilding or restoration the excess cost shall be paid for from the Capital Reserve Account.

      The parties hereto agree to have the insurance needs referred to in this Article reassessed at least every five (5) years to determine whether or not the coverages are adequate, and if in the reasonable judgement of the parties the then current insurance amounts are inadequate, such amounts shall be adjusted to mutually agreed levels.

                                    ARTICLE X

                            LANDLORD'S RIGHT OF ENTRY

      The TOWN and its agents shall be entitled to enter the Premises at any time during the LESSEE's business hours and at any other reasonable time (a) to inspect the Premises (b) to exhibit the Premises to any existing or prospective purchaser, tenant or Mortgagee thereof, (c) to make any alteration, improvement or repair to the Premises, or (d) for any other purpose relating to the operation or maintenance of the Premises; provided, that the TOWN shall (i) (unless doing so is impractical or unreasonable because of emergency) give the LESSEE at least twenty-four (24) hours' prior notice of its intention to enter the Premises, and (ii) use reasonable efforts to avoid thereby interfering with the LESSEE's use and enjoyment thereof.

                                   ARTICLE XI

                             NO ASSIGNMENT OF LEASE

      LESSEE shall not encumber, assign, sublet or otherwise transfer this Lease or any interest herein, in whole or in part, unless and until the TOWN approves such encumbrance, subletting or assignment in writing, which approval shall not be unreasonably withheld. The TOWN hereby acknowledges and reaffirms its existing consent to LESSEE's leasehold mortgage in favor of Fleet National Bank, as agent (f/k/a BankBoston, N.A.)("Fleet"), and agrees not to unreasonably withhold consent to any replacement leasehold mortgage on similar terms. The TOWN shall not encumber, assign, sublet or otherwise transfer this Lease or any interest herein, in whole or in part, unless and until the LESSEE approves such encumbrance, subletting or assignment in writing, which approval shall not be unreasonably withheld.


                                   ARTICLE XII

                  SUBORDINATION; ATTORNMENT AND NON-DISTURBANCE

      A. SUBORDINATION. Provided LESSEE receives a non-disturbance agreement in form and substance reasonably satisfactory to LESSEE, this Lease shall be subject and subordinate to the lien, operation and effect of each mortgage, deed of trust, and/or other instrument of encumbrance heretofore or hereafter granted or created by the TOWN, in each case in favor of the lender executing such non-disturbance agreement, and covering any or all of the Premises (and each renewal, modification, consolidation, replacement or extension thereof) (each of which is herein referred to as a "Mortgage"), all automatically and without the necessity of any action by either party hereto.

      B. ATTORNMENT AND NON-DISTURBANCE. Subject to LESSEE'S rights under
Article XII(A), the LESSEE shall, promptly at the request of the TOWN or the holder of any Mortgage (herein referred to as "Mortgagee"), execute, acknowledge and deliver such further instrument or instruments on commercially reasonably terms acceptable to LESSEE:

            (i) evidencing such subordination as the TOWN or such Mortgagee deems necessary or desirable, and
            (ii) attorning to such Mortgagee, provided that such Mortgagee agrees with the LESSEE that such Mortgagee will, in the event of a foreclosure of any such mortgage or deed of trust take no action to interfere with the LESSEE's rights hereunder, except on the occurrence of an Event of Default.

                                  ARTICLE XIII

                                DEFAULT; REMEDIES

      A. EVENTS OF DEFAULT. As used in this Lease, each of the following events shall constitute, and is hereinafter referred to as, an "Event of Default":

            (i) if the LESSEE fails (a) to pay any Base Rent, additional rent or other sum which it is obligated to pay by any provision of this Lease, within thirty (30) days of the date when due and payable hereunder, provided LESSEE receives five (5) days prior written notice of such failure, or (b) perform any of its other obligations under the provisions of this Lease within thirty (30) days of receipt of written notice from the Town of such failure; or
            (ii) if the LESSEE (a) applies for or consents to the appointment of a receiver, trustee or liquidator of the LESSEE or of all or a substantial part of its assets generally, or as related to the Premises, or (b) files a voluntary petition under any federal or state bankruptcy, insolvency, or reorganization law, or admits in writing its inability to pay its debts as they come due, (c) makes an assignment for the benefit of its creditors, (d) files a petition or an answer seeking a reorganization or any arrangement with creditors, or seeks to take advantage of any insolvency law, (e) performs any other act of bankruptcy, or (f) files an answer admitting the material allegations of a petition filed against the LESSEE in any bankruptcy, reorganization or insolvency proceeding; or
            (iii) if (a) a petition or complaint is filed against LESSEE under any state or federal bankruptcy, insolvency, or receivership law, including, without limitation, an involuntary petition under the federal bankruptcy code (the "Bankruptcy Code"), or a complaint to appoint a receiver under state law, or (b) an order, judgment or decree is entered by any court of competent jurisdiction granting in whole or in part any of the relief requested in a petition or complaint described in (a) above, or (c) there otherwise commences as to the LESSEE or any of its assets any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or similar law, and if such proceeding continues unstayed for more than sixty (60) consecutive days after any stay thereof expires; or
            (iv) if the LESSEE (a) fails to occupy and assume possession of the Premises within fifteen (15) days after the Commencement Date or (b) fails to continuously occupy and operate the Premises pursuant to the terms hereof; or
            (v) if there shall be a Change in Control of LESSEE, defined as the sale or transfer of a majority of the stock of LESSEE, or a sale, lease, disposition or transfer (other than encumbrance in the ordinary course of business) of substantially all of the assets of LESSEE, in either case without the prior consent of the Town, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that the exercise of rights under any pledge of stock in LESSEE in favor of Fleet or any successor or replacement lender holding a leasehold mortgage to which the Town has consented under Article XI shall not be deemed a Change in Control, but that any further sale or transfer of a majority of any stock so pledged shall be deemed a Change of Control; or
            (vi) if LESSEE fails to obtain, prior to December 15, 2000, upon terms reasonably satisfactory to the TOWN, the release of the Other Assets (or subordination, with respect to easements comprising a portion of the Other Assets) from the lien of any mortgage or other encumbrance affecting the same; or
            (vii) if LESSEE fails to pay its debts to creditors generally as they become due.

      B. REMEDIES. Upon the occurrence of any Event of Default, the TOWN may do any one or more of the following:

      (i) terminate this lease, by giving written notice to Lessee of such termination; and/or
      (ii) re-enter and repossess any or all of the Premises and any or all improvements thereon and additions thereto, and receive from LESSEE all reservations and deposits related to the Premises held by LESSEE. In connection therewith, LESSEE shall cooperate with the TOWN in accomplishing an orderly transfer of the Premises and will assist with the transitional issues such as staffing and operations; and/or
      (iii) declare the entire balance of the Base Rent for the remainder of the Term or Renewal Term hereof, as applicable, to be due and payable immediately, and collect such balance in any manner not inconsistent with applicable law. Accelerated payments hereunder shall not constitute a penalty or forfeiture or liquidated damages, but shall merely constitute payment of rent in advance, provided, however, that LESSEE shall be entitled to a credit against such sums for any rents or proceeds (net of commissions and other costs of reletting) received by the Town from re-letting or operating the Premises during all or any portion of the Term; and/or
      (iv) in the TOWN's own name but either (i) as agent for the LESSEE, if this Lease has not then been terminated, or (ii) for the benefit of the LESSEE, if this Lease has then been terminated, relet any or all of the Premises with or without any additional premises, for any or all of the remainder of the Term or Renewal Term hereof, as applicable, (or, if this Lease has then been terminated, for any or all of the period which would, but for such termination, have constituted the remainder of the Term or Renewal Term) or for a period exceeding such remainder, on such terms and subject to such conditions as are commercially reasonably, and collect and receive the rents therefor. Anything contained in the provisions of this Lease to the contrary notwithstanding, (i) the TOWN shall not have any duty or obligation to relet any or all of the Premises as the result of any Event of Default, or any liability to the LESSEE or any other person for any failure to do so or to collect any rent or other sum due from any such reletting; and (ii) the LESSEE shall have no right in or to any surplus which may be derived by the TOWN from any such reletting, in the event that the proceeds of such reletting exceed any rent due hereunder, installment thereof or other sum owed by the LESSEE to the TOWN hereunder; and/or
      (v) Cure such Event of Default in any other manner, but such cure, if performed by or for the account of the TOWN, shall not constitute a cure of any such default as to LESSEE, or a waiver of any rights of the TOWN; and/or
      (vi) Pursue any combination of such remedies and/or any other right or remedy available to the TOWN on account of such Event of Default under this Lease and/or at law or in equity.

      Nothing herein contained shall limit or prejudice the TOWN's right to obtain as damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved.

      C. LESSEE TO REMAIN LIABLE. No such expiration of termination of this Lease, or summary dispossession proceedings, abandonment, reletting, bankruptcy, re-entry by the TOWN or vacancy, shall relieve the LESSEE of any of its liabilities and obligations under this Lease (whether or not any or all of the Premises are relet), and the LESSEE shall remain liable to the TOWN for all damages resulting from any Event of Default, including but not limited to, any damage resulting from the breach by the LESSEE of any of its obligations under this Lease to pay rent and any other sums which the LESSEE is obligated to pay hereunder.

      D. ADDITIONAL REMEDIES. In addition to the TOWN's remedies set forth above, the TOWN may, at its sole discretion and without notice, invoke the following provisions:

      (i) Upon the filing by or against LESSEE of any petition under the Bankruptcy Code, to the fullest extent permitted by law, this Lease and all rights of the LESSEE hereunder shall automatically terminate with the same force and effect as if the date of any such event were the date stated herein for the expiration of the Term, or Renewal Term, as applicable, and the LESSEE shall vacate and surrender the Premises, but shall remain liable as herein provided. The TOWN reserves any and all remedies provided herein or at law or in equity.

      (ii) If this Lease is not terminated by the TOWN as set forth above because such termination is not permitted under the Bankruptcy Code upon the filing of a petition by or against LESSEE under the Bankruptcy Code, the

            LESSEE as LESSEE, and as debtor and debtor in possession, and any trustee who may be appointed, shall be conclusively deemed to have agreed as follows:


            (a) TOWN cannot be required by applicable state of federal law, other than the Bankruptcy Code, to accept performance from or to render performance to a party other than LESSEE, the debtor or the debtor in possession;


            (b) to perform promptly each and every obligation of the LESSEE under this Lease until such time as this Lease is either terminated, or is rejected or assumed by order of a United States Bankruptcy Court or other United States Court of competent jurisdiction; or deemed rejected by operation of law, pursuant to 11 U.S.C. ss.365(c)(4);

            (c) to pay in advance on the 15th day of each April and October as reasonable compensation for use and occupancy of the Premises an amount equal to one half of all annual Base Rent and all additional rent.


            (d) to reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within thirty (30) days of the filing of a petition under any other Chapter, or within such earlier time as may be required under the Bankruptcy Code;

            (e) to give the TOWN at least forty-five (45) days prior written notice of any proceeding relating to any assumption of this Lease;

            (f) to give the TOWN at least thirty (30) days prior written notice of any abandonment of the Premises, any such abandonment to be deemed conclusively a rejection of this Lease;

            (g) to be deemed conclusively to have rejected this Lease in the event of the failure to comply with any of the above; and

            (h) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

                                   ARTICLE XIV

                               HAZARDOUS MATERIALS

      The LESSEE represents and warrants to the TOWN that the present use and condition of the Premises comply with all applicable state and federal environmental laws, regulations and ordinances. LESSEE covenants that it will not introduce or permit to be introduced or located on the Premises any Hazardous Materials in violation of law any Hazardous Materials as hereafter described, and that the LESSEE will not violate any Environmental Laws in connection with the LESSEE's use, maintenance or operation of the Premises, including but not limited to the maintenance garages comprising a portion of the Premises (the "Maintenance Garages"), and the LESSEE shall, and hereby does, totally and completely defend, save, and hold harmless the TOWN, its employees, agents, officers, trustees, trust beneficiaries, and directors, successors and assigns (the "Indemnified Parties") from and against, and shall promptly pay to or reimburse the Indemnified parties for, all claims, demands, actions, losses, penalties, costs, expenses and damages, including all attorneys' fees and expenses and court costs (including any of the same incurred in connection with enforcing this indemnity), investigation and laboratory fees, and cleaning and removal costs incurred by or asserted against the Indemnified Parties by reason of the inaccuracy or breach of the covenant contained in this subparagraph. Upon termination of this Lease, the LESSEE covenants and agrees to remove any and all Hazardous Materials introduced by it in violation of this Lease at its sole expense. The LESSEE acknowledges and agrees that the expiration or sooner termination of this Lease shall not relieve or release the LESSEE of any legal liability or responsibility whether by way of damages, penalties, remedial actions or otherwise for unlawful discharges of Hazardous Materials. As used herein, "Hazardous Materials" shall mean any flammable explosives, radioactive materials, hazardous materials, hazardous waste, hazardous matter, hazardous or toxic substances, or toxic pollutants, oil or waste oil as any of those terms are used or defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.ss.9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss.ss.2802, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss.6901, et seq.), applicable Maine statutes or any similar federal, state or local law, or in the regulations adopted and publications promulgated pursuant thereto, including all amendments to such laws and regulations and all supplements or successors thereto, or any other pollutants, contaminants, substances or materials that may constitute a hazard, peril or threat to the health of persons, animals, plant life or the environment; excepting, however, "Hazardous Materials" shall not for the purposes hereof include any materials or substances in amounts or concentrations insufficient to require any remedial action under any applicable law, order, rule or regulation of the federal, state or local governments.

      LESSEE and American Skiing Company shall jointly and severally defend, protect, indemnify and save harmless the TOWN, its successors and assigns, from and against any and all liabilities, claims, demands, losses, costs, expenses (including reasonable attorneys' fees and costs) and causes of action of any nature whatsoever arising out of or related to any breach or violation of this
Article XIV.

                                   ARTICLE XV

                                 INDEMNIFICATION

      LESSEE shall defend, protect, indemnify and save harmless the TOWN, its successors and assigns, from and against any and all liabilities, claims, demands, losses, costs, expenses (including attorneys' fees and costs) and causes of action of any nature whatsoever for injury to or death of persons or loss or damage to property, occurring on the Premises or in any manner growing out of or connected with the LESSEE's use and occupation of the Premises, including but not limited to the Maintenance Garages, or the physical or environmental condition of the Premises, including but not limited to the Maintenance Garages, arising during the Term or Renewal Term of this Lease, together with all costs and expenses (including reasonable attorneys' fees and expenses) in connection with enforcing this indemnity.

                                   ARTICLE XVI

                                WAIVER OF DEFAULT

      Any waiver by the TOWN of any default or breach of this Lease in any one instance shall not be construed to be a continuing waiver of such default or breach, nor as a waiver or permission, express or implied, of any other or subsequent default or breach.

                                  ARTICLE XVII

                                  FORCE MAJEURE

      If by reason of strike, lockout, war, rebellion, material or labor shortage due to a national emergency, fire, flood, hurricane or other casualty, periods of excessive rain, or by any other matter not within its control, the TOWN or LESSEE in good faith and without fault or neglect on its part is prevented or delayed in the meeting of any condition except as relates to rental payments or the maintenance of insurance which, under the terms of this Lease, it is required to do or perform within a specified period of time, the period of time within which such performance was to have been completed shall be extended by a period of time equal to that of such delay or prevention, and the TOWN or LESSEE, as the case may be, shall not be deemed to be in default if it diligently performs and completes such work or covenant or specified period of time as so extended.

                                  ARTICLE XIII

                                    EASEMENTS

      This Lease is subject to all easements affecting the Premises that are on record in the offices of the Registry of Deeds of Franklin County, and any easements permitted to be granted hereafter.

                                   ARTICLE XIX

                                 GENERAL CLAUSES

      A. BINDING NATURE. All references to the parties to this Lease and all covenants, conditions and agreements of this Lease shall apply to and be binding upon the TOWN and LESSEE and their respective heirs, executors, administrators, legal representatives, successors and assigns (when assignment is made by LESSEE in accord with the provisions hereof) as if they were in each case fully named and stated. In this Lease, both the TOWN and LESSEE are referred to in the singular and neuter gender. However, such words and all other terms and words used in this Lease regardless of the number and gender in which they are used, shall be deemed and construed to include any other number (singular or plural) and any other gender, masculine, feminine or neuter, as the sense of the writing herein may require, the same as if such words had been fully and properly written in the required number and gender.

      B. UNIQUE NATURE OF RELATIONSHIP OF PARTIES TO THIS LEASE. The TOWN and LESSEE each acknowledge and agree that in entering into this Lease, they are relying upon the unique attributes, abilities, goodwill, reputation, management skill, and other characteristics of each other, and that performance of this Lease, or any of the provisions of this LEASE, by any other party would not be acceptable and would not constitute adequate consideration for entering into of this Lease. The TOWN and LESSEE each acknowledge and agree that they would not enter into a lease, upon the same terms and conditions hereof, with any other party.

      C. NOTICES. All notices to the TOWN shall be sent by certified or registered mail addressed to the Town Manager, Carrabassett Valley, Kingfield, ME 04947, or at such other address as the TOWN may in writing from time to time designate by written notice to the LESSEE. All notices to LESSEE shall be sent by certified or registered mail addressed to LESSEE at Carrabassett Valley, ME 04947, with a copy by telecopier to Samuel L. Richardson, Goodwin, Procter & Hoar LLP, Exchange Place, Boston, MA 02149, Fax 617-227-8591, or at such other addresses as LESSEE may from time to time designate by written notice to the TOWN.

      D. APPLICABLE LAW; SEVERABILITY. This Lease is made under the applicable laws of the State of Maine and if any term, clause, provision, part or portion of this Lease shall be adjudged invalid or illegal for any reason the validity of any other part or portion of this Lease shall not be affected thereby any invalid or illegal term, clause, provision, part or portion shall be deleted and ignored as if the same had not been written.

      E. DUE AUTHORIZATION. The TOWN and LESSEE each represent and warrant to the other that the execution, delivery and performance by them of this Lease and each of the transactions contemplated hereby have been authorized by all necessary corporate (in the case of LESSEE) or municipal (in the case of the Town) actions.

      IN WITNESS WHEREOF, the parties have caused this Lease to be executed as of the ____ day of November, 2000.

                                    TOWN OF CARRABASSETT VALLEY


/s/ David Cota                      By: /s/ Robert Luce
------------------------------         ---------------------------------------
Witness
                                    SUGARLOAF MOUNTAIN
                                    CORPORATION


/s/ Jennifer S.G. Dionne            By: /s/ Foster A. Stewart, Jr.
------------------------------         ---------------------------------------
Witness                                Its:  Vice President

      American Skiing Company hereby joins in this lease for purposes of Article and XIV hereof.

                                    American Skiing Company



                                    By: /s/ Foster A. Stewart, Jr.
                                       ---------------------------------------


                                LIST OF EXHIBITS


EXHIBIT A

      A complete legal description of the Premises will be attached.

EXHIBIT B

      Tenant's Work.

EXHIBIT C

      Base Rent